EXHIBIT (a)(5)(iv)

EXHIBIT (a)(5)(iv)

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Schedule TO Issuer Tender Offer Statement in Registration Statement No. 333-39839 of our report dated October 5, 1999 appearing in the Annual Report of Merrill Lynch High Income Municipal Bond Fund, Inc. and of our report dated October 5, 2000 appearing in the Fund’s August 31, 2000 Annual Report.

/s/ Deloitte & Touche LLP

Princeton, New Jersey April 16, 2001